EXHIBIT 10.1

                       FIFTH AMENDMENT TO
               AMENDED AND RESTATED LOAN AGREEMENT


          FIFTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT ("Fifth Amendment"), dated as of June 30, 1994, between U.S. HOME CORPORATION, a Delaware corporation ("Borrower"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("Lender").

                R E C I T A L S:

          A. Borrower and Lender have previously entered into that certain Amended and Restated Loan Agreement, dated as of June 21, 1993, that certain First Amendment to Amended and Restated Loan Agreement, dated as of September 7, 1993, that certain Second Amendment to Amended and Restated Loan Agreement, dated as of September 15, 1993, that certain Third Amendment to Amended and Restated Loan Agreement, dated as of October 22, 1993, and that certain Fourth Amendment to Amended and Restated Loan Agreement, dated effective as of December 31, 1994 (as previously and hereafter amended from time to time, the "Loan Agreement").

          B. The parties hereto desire to further amend the Loan Agreement.

          C. GENEL Company, Inc., an Oregon corporation, which is licensed as a mortgage banker in Arizona (Arizona Mortgage Banker Number BK 8284), has been engaged by Lender to, and did negotiate the terms of this Fifth Amendment as such terms relate to Arizona matters.

          NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:
          1.   DEFINITIONS

          In addition to the terms defined herein, capitalized terms used in this Fifth Amendment shall have the respective meanings ascribed thereto in the Loan Agreement.

          2.   FIFTH AMENDMENT TO LOAN AGREEMENT

          The Loan Agreement is, effective as of the date hereof,
amended as follows:
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          2.1  Section 1 of the  Loan  Agreement  is  amended  by
adding or amending and restating, as the case may be, the definitions set forth below:

               "'Consolidated Land Acquisition Expenditures' shall mean, for any period, the aggregate amount of all expenditures made and costs incurred by Borrower or any of its subsidiaries during such period for the acquisition of land including, without limitation, raw land or land under development; provided, however, that such amount shall not include any expenditures made or costs incurred by Borrower or any of its Subsidiaries in connection with the acquisition of land in the Greenbriar Project or the Stoneybrook Project."

               "'Fifth Amendment' shall  mean  that  certain
     Fifth Amendment to Amended and Restated Loan Agreement, dated as of June 30, 1994, between Borrower and Lender."

               "'Greenbriar Project' shall mean the adult, retirement/second home community called "Greenbriar at Whittingham" located in Middlesex County, New Jersey."

               "'Land Account Balance' shall mean, on any date, the net aggregate sum of book cost (net of reserves) of (i) Land Held for Investment or in the Process of Development owned by Borrower or Guarantors on such date; (ii) Development Costs incurred by Borrower or Guarantors on such date; (iii) the amount, if any, by which the USH Book Cost of all Finished Building Lots owned by Borrower or any Guarantor on such date exceeds $110,000,000; (iv) Option Deposits made by Borrower or Guarantors (including refundable Option Deposits) on such date; and (v) Advance Costs incurred by Borrower or Guarantors on such date."

               "'Stoneybrook Project' shall mean the adult, retirement/second home community called "Stoneybrook
     Golf  and  Country  Club" located  in  Sarasota County,
     Florida."

          2.2 Section 5.1 of the Loan Agreement is hereby amended by adding a new subsection (l) thereto to read as follows:

               "(l)  No   later   than  10  days  before  an
     investment is made in accordance with Sections 7.1 or 7.2(a) hereof, a statement in reasonable detail setting forth a description of each such proposed investment, including, without limitation, a description of the location and nature of the real estate project and Borrower's proposed investment in such corporation, partnership or joint venture."
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          2.3  Section 5.1  of the  Loan Agreement is hereby
amended by adding a new subsection (m) thereto to read as follows:

               "(m) Within 45 days after the end of each fiscal quarter, a statement describing each investment made in accordance with Sections 7.1 and 7.2(a) hereof, consisting of a detailed accounting of each such investment, setting forth on a entity by entity basis the total amount invested by Borrower in each such entity both through the end of each such fiscal quarter and during each such fiscal quarter, the ownership percentage held by the Borrower in each such entity associated with each such investment, and, if such entity owns or is developing more than one residential real estate project, the total amount invested by such entity on a project by project basis through the end of each such fiscal quarter, which statements shall be prepared in accordance with GAAP.

          2.4 Section 7.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

               "7.1 Mergers, Etc. Except  as provided in the
     proviso of clause (i) of Section 6.1 hereof, neither Borrower, any Guarantor nor any Subsidiary of Borrower shall directly or indirectly, by operation of law or otherwise, merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or
     otherwise  combine   with, any  Person   nor  form  any
     Subsidiary; provided, that Borrower may invest in corporations, partnerships or other joint ventures (other than Unrestricted Subsidiaries) formed to own and develop residential real estate, but only (i) to the extent that the aggregate amounts invested, without duplication with the aggregate amounts invested pursuant to the proviso in Section 7.2(a) hereof, do not exceed the lesser of (x) the sum of $10,000,000 plus 50% of Adjusted Consolidated Net Income cumulated since the
     Funding   Date   (or,  if  such   cumulative   Adjusted
     Consolidated Net Income is a deficit, minus 100% of such cumulative deficit) or (y) $20,000,000, (ii) if
     Borrower  shall  promptly   grant  a  perfected,  first
     priority Lien to Lender on the stock, notes, instruments or other interests held by Borrower in such corporation, partnership or joint venture, and (iii) unless a bona fide, third party non-Affiliate holds more than an immaterial interest in any such corporation, partnership or joint venture, if any such corporation, partnership or venture shall become a Guarantor and shall execute and deliver a counterpart of the Guaranty and any of the applicable Collateral Documents."
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          2.5  Section 7.2(a) of the Loan Agreement is hereby
amended and restated in its entirety to read as follows:

               "(a) Borrower shall not, and shall not permit any Guarantor to, make investments in, or make or accrue loans or advances of money through the direct or indirect holding of securities or otherwise to (i) an Unrestricted Subsidiary or (ii) any other Person; provided, that Borrower may invest in any Guarantor and any corporations, partnerships or other joint ventures (other than Unrestricted Subsidiaries) formed to own and develop residential real estate, but only (i) subject to the provisions of subsection (b) of this
     Section 7.2, to  the  extent that the aggregate amounts
     invested,  without   duplication   with  the  aggregate
     amounts invested pursuant to the proviso in Section 7.1 hereof, do not exceed the lesser of (x) the sum of $10,000,000 plus 50% of Adjusted Consolidated Net Income cumulated since the Funding Date (or, if such cumulative Adjusted Consolidated Net Income is a deficit, minus 100% of such cumulative deficit), or (y) $20,000,000,
     (ii) if Borrower shall promptly grant a perfected, first priority Lien to Lender on the Stock, notes, instruments or other interest held by Borrower in such corporation, partnership or venture and (iii) unless a bona fide, third party non-Affiliate holds more than an immaterial interest in any such corporation, partnership or joint venture, if any such corporation, partnership or venture shall become a Guarantor and shall execute and deliver to Lender a counterpart of the Guaranty and any of the applicable Collateral Documents."

          2.6 Section 7.10(b) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

               "(b) Consolidated Land Acquisition Expenditures. Borrower shall not and shall not permit its Subsidiaries to make Consolidated Land Acquisition Expenditures that, in the aggregate, exceed $55,000,000 when calculated on the basis of a rolling 12-month period."

          3.   REPRESENTATIONS AND WARRANTIES

          The Borrower hereby represents and warrants to Lender that:

               (a)  All the representations and warranties of
     the  Loan Parties contained in the Loan Agreement or in
     any  of the Loan Documents are true and correct on, and
     as if made on, the date of this Fifth Amendment, except
     to the extent that any such representation or warranty expressly relates to an earlier date and for changes therein permitted or contemplated by the Loan Agreement.
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               (b)  After giving effect to this Fifth Amendment,
     no event has occurred and is continuing, or would result from the execution of this Fifth Amendment, which constitutes or would constitute a Default or an Event of Default.

               (c) The execution, delivery and performance of this Fifth Amendment have been duly authorized by all necessary corporate action, and this Fifth Amendment is the legal and binding obligation of Borrower, enforceable in accordance with its terms.

               (d)  Borrower's execution, delivery and
     performance of this Fifth Amendment does not contravene, violate or conflict with any provision of any laws, statutes, rules, regulations or any order or any decree of any court to which Borrower or any of its Subsidiaries are subject or any contract, agreement, or understanding to which Borrower or any of its Subsidiaries is a party.

          4.   REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS

          4.1 upon the effectiveness of this Fifth Amendment, from and after the date hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to "the Loan Agreement," "thereunder," "thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement, as amended hereby.

          4.2 Except as specifically amended above, the Loan Agreement, and all other Loan Documents are and shall continue to be in full force and effect and are hereby ratified and confirmed in all respects. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of Borrower and its Subsidiaries under the Loan Agreement, as amended hereby, and other Loan Documents.

          4.3 Except as provided herein, the execution, delivery and effectiveness of this Fifth Amendment shall not operate as a waiver of any right, power or remedy of Lender under the Loan Agreement or any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

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          5.   MISCELLANEOUS

          5.1 This Fifth Amendment may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

          5.2 In all respects, including all matters of construction, validity and performance, this Fifth Amendment
shall   be   governed  by, and  construed  and  enforced  in
accordance with, the laws of the State of New York applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, and any applicable laws of the United States of America.

          5.3 THIS FIFTH AMENDMENT, THE LOAN AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

          IN WITNESS WHEREOF, this Fifth Amendment has been duly executed and is effective as of the date first above written.

                              U.S. HOME CORPORATION



                              By:  /s/  Thomas A. Napoli
                                   Thomas A. Napoli
                                   Vice President-Finance
                                    and Chief Financial Officer


                              GENERAL ELECTRIC CAPITAL
                                  CORPORATION


                              By:  /s/  Mark T. LaCourse
                                   Mark T. LaCourse
                                   Attorney-in-Fact
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